AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1998
                                                       REGISTRATION NO.  333-
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20945
                    -----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    -----------------------------------
                             THEGLOBE.COM, INC.
           (Exact name of registrant as specified in its charter)
           DELAWARE                                     14-1781422
 (State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                    Identification Number)

                            31 WEST 21ST STREET
                          NEW YORK, NEW YORK 10010
                     (Address of registrant's/principal
                             executive offices)

                 THEGLOBE.COM, INC. 1998 STOCK OPTION PLAN
                 THEGLOBE.COM, INC. 1995 STOCK OPTION PLAN
                         (Full title of the plans)

                             TODD V. KRIZELMAN
                            STEPHAN J. PATERNOT
                             THEGLOBE.COM, INC.
                            31 WEST 21ST STREET
                          NEW YORK, NEW YORK 10010
                               (212) 886-0800
         (Name, address, and telephone number of agent for service)


                      CALCULATION OF REGISTRATION FEE
================================================================================
                                        PROPOSED    PROPOSED
                                        MAXIMUM     MAXIMUM
                          AMOUNT TO     OFFERING    AGGREGATE        AMOUNT OF
TITLE OF SECURITIES          BE         PRICE PER   OFFERING       REGISTRATION
TO BE REGISTERED (1)     REGISTERED     SHARE(2)    PRICE(2)            FEE
--------------------------------------------------------------------------------

Common Stock, par value
$.001 per share (3)       1,200,000    $10.00       $12,000,000.00   $3,336.00
                           shares

                          791,000
                           shares      $10.00       $ 7,910,000.00   $2,198.98
                         ----------                 --------------   ---------

                         1,991,000
                           shares                   $25,883,000.00   $5,534.98
                         ----------                 --------------   ---------
--------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be required pursuant to the 1998 Stock Option Plan and the 1995 Stock Option Plan in the event of a stock dividend, stock split, recapitalization or other similar event.
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act") , on the basis of the highest proposed offering price per share of Registrant's Common Stock, par value $.001 per share (the "Common Stock").
(3) The Common Stock referred to herein includes Preferred Stock Purchase Rights (the "Rights"). The Rights will be associated and trade with the Common Stock. The value, if any, of the Rights will be reflected in the market price of the Common Stock.

                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") has been or will be sent or given to participants of theglobe.com, inc. 1998 Stock Option Plan (the "1998 Plan") and of theglobe.com, inc. 1995 Stock Option Plan (the "1995 Plan") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act. Such document(s) are not required to be filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

          References herein to "the Company" shall mean theglobe.com, inc., a Delaware corporation.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 3. Incorporation of Documents by Reference

          The following documents, which have been filed by the Company with the Commission, are incorporated by reference in this Registration Statement.

          (a) The Registrant's Registration Statement No. 333-59751 on Form S-1 filed with the Commission on July 24, 1998, together with the amendments thereto on Forms S-1/A, filed with the Commission on August 20, 1998, September 15, 1998, September 29, 1998, October 14, 1998 and November 12, 1998;

          (b) The Registrant's prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act in connection with the Registration Statement No. 333-59751 on Form S-1, in which there are set forth audited financial statements for the Registrant's fiscal year ended December 31, 1997.

          (c) The Registrant's Registration Statement No. 00-24735 on Form 8-A, filed with the Commission on November 12, 1998 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") in which there are described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          Item 4. Description of Securities

          Not applicable.

          Item 5. Interests of Named Experts and Counsel

          Not applicable.

          Item 6. Indemnification of Directors and Officers

          Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys'
fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

          Article VI of the Company's By-Laws requires the Company to indemnify any person who was or is a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, arbitration, alternative dispute mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) brought by reason of the fact that he or she is or was a director or officer of the Company, or, while a director or officer of the Company, is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefits plan against expenses (including
attorneys'  fees,  judgments,   fines,  excise  taxes  under  the  Employee
Retirement Income Security Act of 1974, penalties and amounts paid in settlement) incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

          Article VI of the Company's Fourth Amended and Restated Certificate of Incorporation (the "Certificate") provides that to the fullest extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of, or adoption of any provision of the Certificate inconsistent with, such Article VI shall not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

          The Company has entered into indemnification agreements with its directors and officers. These agreements provide, in general, that the Company will indemnify such directors and officers for, and hold them harmless from and against, any and all amounts paid in settlement or incurred by, or assessed against, such directors and officers arising out of or in connection with the service of such directors and officers as a director or officer of the Company or its Affiliates (as defined therein) to the fullest extent permitted by Delaware law.

          The Company maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of the Company and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of the Company and/or its subsidiaries, as the case may be.

          Item 7. Exemption from Registration Claimed

          Not applicable.

          Item 8. Exhibits

EXHIBIT NO.         DESCRIPTION OF EXHIBIT
-----------         ----------------------

4.1 Form of Fourth Amended and Restated Certificate of Incorporation of the Company previously filed as
                    Exhibit 3.1 to the Company's Registration Statement No. 333-59751 on Form S-1*

4.2                 Form of  By-Laws  of the  Company  previously  filed as
                    Exhibit 3.2 to the Company's Registration Statement No. 333-59751 on Form S-1*

4.3 Form of Rights Agreement by and between the Company and American Stock Transfer & Trust Company as Rights Agent previously filed as Exhibit 4.6 to the Company's Registration Statement No. 333-59751 on Form S-1*

4.4 1998 Stock Option Plan previously filed as Exhibit 10.6 to the Company's Registration Statement No. 333-59751 on Form S-1*

4.5 1995 Stock Option Plan previously filed as Exhibit 10.7 to the Company's Registration Statement No. 333-59751 on Form S-1*

5.1                 Opinion of Fried, Frank, Harris, Shriver & Jacobson

23.1                Consent  of Fried,  Frank,  Harris,  Shriver & Jacobson
                    (included in Exhibit 5.1)

23.2 Consent of KPMG Peat Marwick LLP (independent public accountants)

* Incorporated herein by reference.

          Item 9. Undertakings

          The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii)To include any  material  information  with  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) That, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on November 12, 1998.

                                                theglobe.com, inc.



                                              /s/ Todd V. Krizelman
                                              ------------------------------
                                              By:  Todd V. Krizelman

                                                  Co-Chief Executive Officer
                                                  and Co-President

                                              /s/ Stephan J. Paternot
                                              ------------------------------
                                              By:  Stephan J. Paternot

                                                  Co-Chief Executive Officer,
                                                  Co-President and Secretary

                             POWER OF ATTORNEY

     KNOW BY ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of theglobe.com, inc., a Delaware corporation, do hereby constitute and appoint Michael S. Egan, Todd V. Krizelman and Stephan J. Paternot, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant  to  the   requirements  of  the  Securities  Act,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                        Title                           Date
---------                        -----                           ----


  /s/ Michael S. Egan            Chairman                     November 12, 1998
-------------------------------
        Michael S. Egan

  /s/ Todd V. Krizelman          Co-Chief Executive Officer,  November 12, 1998
-------------------------------  Co-President and Director
       Todd V. Krizelman

  /s/ Stephan J. Paternot        Co-Chief Executive           November 12, 1998
-------------------------------  Officer, Co-President,
      Stephan J. Paternot        Secretary and Director

  /s/ Francis T. Joyce           Vice President and Chief     November 12, 1998
-------------------------------  Financial Officer
       Francis T. Joyce          (Principal Accounting
                                 Officer)

  /s/ Edward A. Cespedes         Director                     November 12, 1998
-------------------------------
      Edward A. Cespedes

  /s/ Rosalie V. Arthur          Director                     November 12, 1998
-------------------------------
      Rosalie V. Arthur

  /s/ Robert M. Halperin         Director                     November 12, 1998
-------------------------------
      Robert M. Halperin

  /s/ David H. Horowitz          Director                     November 12, 1998
-------------------------------
      David H. Horowitz

  /s/ H. Wayne Huizenga          Director                     November 12, 1998
-------------------------------
      H. Wayne Huizenga

  /s/ Henry C. Duques            Director                     November 12, 1998
-------------------------------
      Henry C. Duques

                             Index to Exhibits

EXHIBIT NO.         DESCRIPTION OF EXHIBIT
-----------         ----------------------

4.1 Form of Fourth Amended and Restated Certificate of Incorporation of the Company previously filed as
                    Exhibit 3.1 to the Company's Registration Statement No. 333-59751 on Form S-1*

4.2                 Form of  By-Laws  of the  Company  previously  filed as
                    Exhibit 3.2 to the Company's Registration Statement No. 333-59751 on Form S-1*

4.3 Form of Rights Agreement by and between the Company and American Stock Transfer & Trust Company as Rights Agent previously filed as Exhibit 4.6 to the Company's Registration Statement No. 333-59751 on Form S-1*

4.4 1998 Stock Option Plan previously filed as Exhibit 10.6 to the Company's Registration Statement No. 333-59751 on Form S-1*

4.5 1995 Stock Option Plan previously filed as Exhibit 10.7 to the Company's Registration Statement No. 333-59751 on Form S-1*

5.1                 Opinion of Fried, Frank, Harris, Shriver & Jacobson

23.1                Consent  of Fried,  Frank,  Harris,  Shriver & Jacobson
                    (included in Exhibit 5.1)

23.2 Consent of KPMG Peat Marwick LLP (independent public accountants)



* Incorporated herein by reference.